Exhibit 99.2

ZYGO CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                                ]

The undersigned stockholder of Zygo Corporation (the “Company”), having read the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated [                                ], hereby appoints Mr. J. Bruce Robinson and Mr. Walter A. Shephard as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of the Company held of record by the undersigned that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [                                ], on [                    ] at [        ] a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted FOR the proposal described on this proxy card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.	To adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2008, by and among Electro Scientific Industries, Inc., Zirkon Merger Sub, LLC, and the Company, as the same may be amended from time to time.

FOR	AGAINST	ABSTAIN

2.	To approve any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal listed above.

FOR	AGAINST	ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue thereof.

SIGNATURE(S)
SIGNATURE(S)
DATE
Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer’s office. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.